Exhibit 10.1

SECURITY AGREEMENT
By
CMP SUSQUEHANNA CORP.
and
THE GUARANTORS PARTY HERETO
and
WELLS FARGO BANK, N.A.,
as Collateral Agent
Dated as of March 26, 2009

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

Page
Section 9.16. Obligations Absolute	26
Section 9.17. FCC Approval	26
Section 9.18. Subordination	27
Section 9.19. Indemnity, Subrogation and Subordination	27

Exhibits
EXHIBIT 1 Form of Joinder Agreement
EXHIBIT 2 Form of Perfection Certificate

SECURITY AGREEMENT
     This second lien SECURITY AGREEMENT dated as of March 26, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by CMP SUSQUEHANNA CORP., a Delaware corporation (the “Issuer”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of WELLS FARGO BANK, N.A., in its capacity as notes collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).
R E C I T A L S :
     A. The Issuer, the Guarantors, and Wells Fargo Bank, N.A., as Trustee, have, in connection with the execution and delivery of this Agreement, entered into that certain Indenture, dated as of March 26, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).
     B. Each Guarantor has, pursuant to the Indenture, unconditionally guaranteed the Secured Obligations.
     C. The Issuer and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes, this Agreement and the other Security Documents and each is, therefore, willing to enter into this Agreement.
     D. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.
     E. The Collateral Agent hereunder and the Bank Collateral Agent may enter into an Intercreditor Agreement in the form attached to the Indenture which provides for, inter alia, the relative priorities of the security interests granted herein and in the other Security Documents, on the one hand, and in the Credit Facility Security Documents, on the other hand.
     F. It is a condition to the obligations of the Trustee to enter into the Indenture and of the Holders to purchase the Notes under the Indenture that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.
A G R E E M E N T :
     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION
     Section 1.1. Definitions.
     (a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
     “Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Documents”; “Equipment”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “Security Entitlements”; “Supporting Obligations”; and “Tangible Chattel Paper.”
     (b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.
     (c) The following terms shall have the following meanings:
     “Account Debtor” shall mean any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.
     “Agreement” shall have the meaning assigned to such term in the Preamble hereof.
     “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.
     “Collateral Support” shall mean all personal property assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such personal property.
     “Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.
     “Copyrights” shall mean, collectively, with respect to each Pledgor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 7 to the Perfection Certificate and (c) all causes of action arising prior to or after the date hereof for infringement of any copyright or unfair competition regarding the same.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or that such Pledgor otherwise has the right to license or granting any right to any Pledgor under any copyright now or hereafter owned by any third party , and all rights of such Pledgor under any such agreement.
     “Credit Facility Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
     “Credit Facility Security Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
     “Domain Names” shall mean, all Internet domain names and associated URL addresses in or to which any Pledgor now or hereafter has any right, title or interest.
     “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of any Securities (as defined in clause (c) of the definition of Excluded Property).
     “Excluded Property” shall mean
     (a) any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party (including any FCC License), in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of law applicable thereto, validly prohibit the creation by such Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (b) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;
     (c) all (i) “securities” of the Pledgors or the Pledgors’ “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act) (“Securities”), (ii) Investment Property, (iii) Intercompany Notes and (iv) all Capital Stock of any Subsidiary;
     (d) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;
     (e) any specifically identified asset with respect to which the Issuer has certified to the Collateral Agent in writing that the Administrative Agent for the Senior Credit Facilities has confirmed that the costs or other consequences (including adverse tax consequences) of providing a security interest is excessive in view of the benefits to be obtained by the holders of the Senior Indebtedness under the Senior Credit Facilities;
     (f) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;
     (g) any General Intangible, Permit or other such rights of a Pledgor arising under any contract, lease, instrument, license (including FCC Licenses, in which a security interest is prohibited by applicable law), or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder; provided, however, that the limitation set forth in this clause (g) shall not affect, limit, restrict or impair the grant by a Pledgor of a security interest pursuant to this Agreement in any such Pledged Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC, and any such collateral shall not be Excluded Property hereunder; and
     (h) with respect to any Trademarks, applications in the United States Patent and Trademark Office to register Trademarks or service marks on the basis of any Pledgor’s “intent to use” such Trademarks or service marks will not be deemed to be Collateral, unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b),  (c), (d), (e), (f) or (g)(unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clause (a), (b) or (c)).
     “FCC” shall mean the Federal Communications Commission (or any successor).
     “FCC Licenses” shall mean any licenses, permits and authorizations issued by the FCC for the operation of Stations.
     “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) choses in action and causes of action and all other intangible personal property of every kind and nature now owned or hereafter acquired by any Pledgor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor, as the case me be, to secure payment by an Account Debtor of any of the Accounts.
     “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and the FCC).
     “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
     “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC.
     “Intellectual Property” shall mean, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software, databases, all other proprietary information, including, but not limited to Domain Names and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and Accessions to, and books and records describing or used in connection with any of the foregoing.
     “Intellectual Property Collateral” shall mean, collectively, Pledged Collateral consisting of Intellectual Property.
     “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes (if any) existing on the date hereof and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
     “Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account.
     “Issuer” shall have the meaning assigned to such term in the Preamble hereof.
     “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.
     “License” shall mean any Patent License, Trademark License, Copyright License or other license of sublicense agreement to which any Pledgor is a party , including those listed on Schedule 7 to the Perfection Certificate.

     “Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.
     “Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
     “Patent License” shall mean, any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or that any Pledgor otherwise has the right to license, is in existence or granting to any Pledgor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Pledgor (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 7 to the Perfection Certificate and (b) all reissues, continuations, divisions, continuations–in–part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Perfection Certificate” shall mean that certain perfection certificate dated as of the date of this Agreement, substantially in the form of Exhibit 2 hereto, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be substantially in the form of Exhibit 2 hereto) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3 hereof.
     “Permits” shall mean any and all franchises, licenses, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, and other rights, privileges and approvals required for the operation of the Issuer’s business under its organizational documents or under any loan treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such person or any of its property or to which such person or any of its property is subject.
     “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
     “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
     “Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments (other than Excluded Property) and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
     “Secured Obligations” shall mean all obligations of the Issuer and the Guarantors from time to time arising under or in respect of (a) the full and punctual payment of principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other Obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Security Documents.
     “Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee and each of the present and future Holders and each other holder of, or obligee in respect of, any Obligations in respect of the Notes.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Stations” shall mean all media broadcasting facilities owned by any Pledgor for which licenses, permits and authorizations have been issued by the FCC.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Pledgor or that any Peldgor otherwise has the right to license, or granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.
     “Trademarks” shall mean, all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers , designs, and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 7 to the Perfection Certificate, (b) all goodwill associated therewith and symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
     Section 1.2. Interpretation. The rules of construction specified in the Indenture (including Section 1.04 thereof) shall be applicable to this Agreement.
     Section 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
     Section 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
     Section 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
               (i) all Accounts;
               (ii) all Equipment, Goods and Inventory;
               (iii) all Documents, Instruments and Chattel Paper;
               (iv) all Letter-of-Credit Rights;
               (v) all Investment Property;
               (vi) all Intellectual Property Collateral;

               (vii) the Commercial Tort Claims described on Schedule 8 to the Perfection Certificate;
               (viii) all General Intangibles and Permits;
               (ix) all Security Entitlements in any or all of the foregoing;
               (x) all Supporting Obligations;
               (xi) all books and records pertaining to the Pledged Collateral; and
               (xii) to the extent not covered by clauses (i) through (xi) of this sentence, all Proceeds and products of each of the foregoing.
     Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property and (i) the Pledgors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Pledgor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
     Section 2.2. Filings. Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements (including renewal statements and in lieu statements) relating to the Pledged Collateral if filed prior to the date hereof; provided, however, such authorization shall not relieve the Pledgor’s of their obligations under Section 3.1 to file financing statements and any necessary amendment or continuations thereof. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible for the existence, genuineness, value or protection of any Pledged Collateral, for the legality, enforceability, effectiveness or sufficiency of this Agreement, or for the creation, perfection, priority, sufficiency or protection of any Lien securing the Secured Obligations.
     Section 2.3. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, the priorities with respect to all security interests granted to the Collateral Agent hereunder and under the other Security Documents and to the Bank Collateral Agent under the Credit Facility Documents shall be governed by the terms and provisions of the Intercreditor Agreement.

ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
     Section 3.1. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents (other than filings with the US Patent, Trademark and Copyright Offices) necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been duly executed in a form for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will provide for the initial filing or other perfection of such security interests and shall maintain the security interest created by this Agreement in the Pledged Collateral as a perfected security interest subject only to Permitted Liens, Permitted Prior Liens and any other Liens permitted under the Indenture.
     Section 3.2. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:
     (a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 6 to the Perfection Certificate. Each Instrument included in the Pledged Collateral listed in Schedule 6 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, or to the Bank Collateral Agent in accordance with the Intercreditor Agreement, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument and such amount exceeds $2,000,000, the Pledgor acquiring such Instrument shall promptly (but in any event within five days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, or to the Bank Collateral Agent in accordance with the Intercreditor Agreement, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent (at the request of any Holder) or the Bank Collateral Agent, as applicable, may from time to time specify.
     (b) [Reserved].
     (c) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof, and, at the request of the Collateral Agent (acting at the request of any Holder), such Pledgor shall use its reasonable best efforts to either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent, of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent, to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Indenture, after an Event of Default, subject to the Intercreditor Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit does not exceed $5,000,000.
     (d) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 8 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Collateral Agent or by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Collateral Agent’s security interest therein and in the Proceeds thereof, all upon the terms of this Agreement and the Intercreditor Agreement. The requirement in the preceding sentence shall not apply to the extent that the amount of any such Commercial Tort Claim does not exceed $5,000,000 (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof).
     Section 3.3. Joinder of Additional Guarantors. The Pledgors shall cause each Restricted Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 hereto within thirty (30) days of the date on which it was acquired or created and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
     Section 3.4. Supplements; Further Assurances. Subject to the terms of the Intercreditor Agreement, each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements (including renewals thereof), amendments, assignments, agreements, supplements, powers and instruments, necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby (but excluding filings with the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, subject to the Intercreditor Agreement, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, subject to the Intercreditor Agreement, during the continuance of an Event of Default, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent, from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. Subject to the Intercreditor Agreement, if an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Each Pledgor represents, warrants and covenants for the benefit of the Secured Parties as follows:
     Section 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, Permitted Prior Liens and any other Liens permitted under the Indenture, such Pledgor is the legal and beneficial owner and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will legally and beneficially own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all liens or claims of others and has the right, or will have the right to pledge, sell, assign or transfer the same, free and clear of any Liens, other than Permitted Liens, Permitted Prior Liens and any other Liens permitted under the Indenture. In addition, no Liens or claims exist on the Pledged Collateral, other than Permitted Liens, Permitted Prior Liens and any other Liens permitted under the Indenture.
     Section 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 4 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and subject to the limitations in Section 3.4, a valid, perfected security interest in all the Pledged Collateral. Subject to the limitations in Section 3.4, the security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Prior Liens, Permitted Liens and any other Liens permitted under the Indenture.

     Section 4.3. Defense of Claims; Transferability of Pledged Collateral. Subject to Section 4.05 of the Indenture, each Pledgor shall, at its sole cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent, subject to the Intercreditor Agreement, and the priority thereof against all claims and demands of all persons, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens, Permitted Prior Liens and any other Liens permitted under the Indenture.
     Section 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement, in favor of the Bank Collateral Agent pursuant to the Credit Facility Documents, or in favor of any holder of a Permitted Lien, a Permitted Prior Lien or other Lien permitted under the Indenture with respect to such Permitted Lien, Permitted Prior Lien or other Lien permitted under the Indenture. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted hereby, by such Pledgor to the Bank Collateral Agent and/or to the holder of the Permitted Prior Liens, Permitted Liens and/or other Liens permitted under the Indenture.
     Section 4.5. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
     Section 4.6. Pledged Collateral. As of the date hereof, all information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. As of the date hereof, the Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.
     Section 4.7. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has (subject to the terms of the Intercreditor Agreement) exercised its right to foreclose after an Event of Default, such net cash proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Indenture, subject to the Intercreditor Agreement.

     Section 4.8. Chief Executive Office; Change of Name; Jurisdiction of Organization. The exact legal name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office of such Pledgor is indicated and set forth in Schedule l and 2 annexed to the Perfection Certificate. Such Pledgor shall not effect any change (i) in its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number or (v) in its jurisdiction of organization (in each case, including, without limitation, by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, if applicable. Each Pledgor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Pledgor also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).
ARTICLE V
CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL
     Section 5.1. Grant of License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VII hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (subject to the Intercreditor Agreement), and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to any Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
     Section 5.2. Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned or dedicated to the public domain, or cause or permit to be invalidated any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) subject to the Intercreditor Agreement, not license any Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, and (vi) diligently keep adequate records respecting all Intellectual Property Collateral.
     Section 5.3. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit subject to the Intercreditor Agreement, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 5.3 in accordance with Section 9.6 hereof. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent and subject to the Intercreditor Agreement, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING RECEIVABLES
     Section 6.1. Maintenance of Records. Each Pledgor shall keep and maintain at its sole cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Subject to the Intercreditor Agreement, each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent, or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.
     Section 6.2. Legend. Subject to the Intercreditor Agreement, during the continuance of an Event of Default, each Pledgor shall legend the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
     Section 6.3. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.
     Section 6.4. Collection. Each Pledgor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
ARTICLE VII
REMEDIES
     Section 7.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, subject in all cases to the Intercreditor Agreement, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
               (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral (including for purposes of effecting a sale or other disposition thereof), dispose of any Pledged Collateral on any such premises, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
               (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;
               (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
               (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 7.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
               (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article VIII hereof;

               (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;
               (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and
               (viii) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 7.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
     Section 7.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
     Section 7.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each

Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VII in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
     Section 7.4. Certain Sales of Pledged Collateral.
     (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to such Pledgor or the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
     (b) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
     Section 7.5. No Waiver; Cumulative Remedies.
     (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
     (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under the Indenture, any Note, this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral (subject to the Intercreditor Agreement), and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
     Section 7.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing subject to the Intercreditor Agreement, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, subject to the Intercreditor Agreement, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.
ARTICLE VIII
APPLICATION OF PROCEEDS
     Section 8.1. Application of Proceeds. Subject to the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Indenture.
ARTICLE IX
MISCELLANEOUS
     Section 9.1. Concerning Collateral Agent.
     (a) The Collateral Agent has been appointed as collateral agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture and the Intercreditor Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement, the Intercreditor Agreement and the Indenture. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
     (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
     (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
     (d) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
     (e) The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.8 hereof. The Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall have no duty to inquire about any changes described in Section 4.8, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
     Section 9.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 9.6 hereof. Neither the provisions of this Section 9.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement, the Intercreditor Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
     Section 9.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto, except as otherwise provided in the Indenture or the Intercreditor Agreement. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
     Section 9.4. Termination; Release. When all the Secured Obligations have been paid in full in accordance with the provisions of the Indenture and the Intercreditor Agreement, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Indenture and/or the Intercreditor Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.
     Section 9.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
     Section 9.6. Expenses.
     (a) Each Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable costs and expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which the Collateral Agent may incur in connection with (i) any action, suit or other proceeding affecting the Pledged Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Pledged Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Collateral Agent to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Pledged Collateral with any requirements of any Governmental Authority or law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (v) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Party hereunder or (vi) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts expended by the Collateral Agent and payable by any Pledgor under this Section 9.6 shall be due upon demand therefor (together with interest thereon accruing at the interest rate in respect of the Notes under the Indenture during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations.
     (b) The Pledgors agree, jointly and severally, to indemnify the Collateral Agent, each other Secured Party, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an “Indemnitee”), against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reason able counsel fees, charges, expenses and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the Indenture, the Notes, this Agreement, any other Security Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by any Pledgor in the Indenture, the Notes, this Agreement, any other Security Document or any other document evidencing the Secured Obligations); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
     (c) The provisions of this Section 9.6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of the Indenture, the Notes, this Agreement or any other Security Document, or any investigation made by or on behalf of the Collateral Agent or other Secured Party. All amounts due under this Section 9.6 shall be payable promptly upon (but in any event no more than ten (10) days following) written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
     Section 9.7. Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent, addressed to it at the address of the Trustee set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.7.
     Section 9.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 9.9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR OR SECURED PARTY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR AND THE COLLATERAL AGENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AND THE COLLATERAL AGENT AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE ISSUER (WITH RESPECT TO ADDRESSES OF THE COLLATERAL AGENT) OR THE COLLATERAL AGENT (WITH RESPECT TO ADDRESSES OF THE PLEDGORS) SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR THE PLEDGORS TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION. EACH PARTY HERETO

HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 9.10. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
     Section 9.11. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
     Section 9.12. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
     Section 9.13. No Credit for Payment of Taxes or Imposition. No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture, and no Pledgor shall be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
     Section 9.14. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
     Section 9.15. No Release. Nothing set forth in this Agreement, the Indenture, the Notes or any Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture, the Notes or any Security Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 9.15 shall survive the termination hereof and the discharge of such Pledger’s other obligations under this Agreement, the Indenture, the Notes and the Security Documents.
     Section 9.16. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
               (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
               (ii) any lack of validity or enforceability of the Indenture, the Notes, this Agreement or any other Security Document, or any other agreement or instrument relating thereto;
               (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes, this Agreement or any other Security Document or any other agreement or instrument relating thereto;
               (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
               (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, the Notes, this Agreement or any other Security Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof; or
               (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
     Section 9.17. FCC Approval. Notwithstanding anything to the contrary set forth in this Agreement, the Collateral Agent shall not take any action or exercise any remedy with respect to the Pledged Collateral pursuant to this Agreement at any time, including after the occurrence of an Event of Default, without first obtaining any required approval of the FCC if such action or the exercise of such remedy would constitute or result in an assignment or transfer of control of any FCC License or Pledgor under the Act or the published rules and regulations promulgated by the FCC.

     Section 9.18. Subordination. Nothing herein limits or modifies (or shall be construed to limit or modify) the subordination and related provisions of Articles 11 and 13 of the Indenture.
     Section 9.19. Indemnity, Subrogation and Subordination.
     (a) In addition to all such rights of indemnity and subrogation as the Pledgors may have under applicable law (but subject to Section 9.19(c)), each Guarantor agrees that, in the event any assets of any Pledgor that is a Restricted Subsidiary shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation owing directly by such Pledgor to any Secured Party (i.e., other than pursuant to its capacity as a Guarantor under the Indenture), such Guarantor shall indemnify such Pledgor in an amount equal to the fair market value of the assets so sold.
     (b) At any time a payment by any Restricted Subsidiary in respect of the Secured Obligations is made under this Agreement or any other Security Document as a result of a sale of assets by such Restricted Subsidiary that shall not have been fully indemnified as provided in Section 9.19(a), the right of contribution of each Restricted Subsidiary against each other Restricted Subsidiary shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Restricted Subsidiary to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Secured Obligations under this Agreement and not indemnified pursuant to Section 9.19(a). At any time that a Relevant Payment is made by a Restricted Subsidiary that results in the aggregate payments made by such Restricted Subsidiary in respect of the Secured Obligations to and including the date of the Relevant Payment exceeding such Restricted Subsidiary’s Contribution Percentage (as defined below) of the aggregate payments made by all Restricted Subsidiaries in respect of the Secured Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Restricted Subsidiary shall have a right of contribution against each other Restricted Subsidiary who has made payments in respect of the Secured Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Restricted Subsidiary’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Restricted Subsidiaries in respect of the Secured Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Restricted Subsidiary and the denominator of which is the Aggregate Excess Amount of all Restricted Subsidiaries multiplied by (y) the Aggregate Deficit Amount of such other Restricted Subsidiary. A Restricted Subsidiary’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that the contribution rights of such Restricted Subsidiary shall be subject to Section 9.19(c). As used in this Section 9.19(b): (i) each Restricted Subsidiary’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Restricted Subsidiary by (y) the aggregate Adjusted Net Worth of all Restricted Subsidiaries; (ii) the “Adjusted Net Worth” of each Restricted Subsidiary shall mean the greater of (x) the Net Worth (as defined below) of such Restricted Subsidiary and (y) zero; and (iii) the “Net Worth” of each Restricted Subsidiary shall mean the amount by which the fair saleable value of such Restricted Subsidiary’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Secured Obligations arising under the Indenture) on such date. Notwithstanding anything to the contrary contained above, any Restricted Subsidiary that is released from this Agreement pursuant to the terms hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 9.19(b), and at the time of any such release, if the released Restricted Subsidiary had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Restricted Subsidiaries shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Restricted Subsidiaries. Each of the Restricted Subsidiaries recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Restricted Subsidiary has the right to waive its contribution right against any other Restricted Subsidiary to the extent that after giving effect to such waiver such Restricted Subsidiary would remain solvent, in the determination of the Holders.
     (c) Notwithstanding any provision of this Agreement to the contrary, all rights of the Pledgors under Sections 9.19(a) and (b) and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations; provided, that if any amount shall be paid to such Pledgor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall, subject to the Intercreditor Agreement, forthwith be paid to the Collateral Agent to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the Indenture. No failure on the part of the Issuer or any Pledgor to make the payments required by this Section 9.19 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Pledgor with respect to its obligations hereunder, and each Pledgor shall remain liable for the full amount of the obligations of such Pledgor hereunder.
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     IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

CMP SUSQUEHANNA CORP., as Pledgor
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

CMP SUSQUEHANNA RADIO HOLDINGS CORP., as Pledgor
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A, as Pledgors
By:	/s/ Lewis W. Dickey, Jr.
	Name:	Lewis W. Dickey, Jr.
	Title:	Chairman, President and Chief Executive Officer

WELLS FARGO BANK, N.A., as Collateral Agent
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

SCHEDULE A
SUBSIDIARY GUARANTORS
KLIF Broadcasting, Inc.
KLIF Lico, Inc.
KPLX Lico, Inc.
Radio Metroplex, Inc.
Susquehanna Media Co.
Susquehanna Pfaltzgraff Co.
Susquehanna Radio Corp.
CMP KC Corp.
CMP Houston-KC, LLC